FOR IMMEDIATE RELEASE

Contact:

Richard D. Callicutt II

President and Chief Executive Officer

BNC Bancorp

(336) 869-9200

R. Ronald Swanner

President and Chief Executive Officer

South Street Financial Corp.

(336) 983-4300

BNC Bancorp and South Street Financial Corp. Announce Definitive Merger Agreement

Merger Expands Bank of North Carolina’s Presence in the Charlotte Area

of North Carolina

HIGH POINT, NC – ALBEMARLE, NC – December 18, 2013 – BNC Bancorp (NASDAQ: BNCN), the parent company of Bank of North Carolina (“BNC” or “the Bank”), today announced that it has signed an Agreement and Plan of Merger (“Agreement”) with South Street Financial Corp. (“South Street”), the parent company of Home Savings Bank of Albemarle, SSB (“Home Savings”). Home Savings is a North Carolina savings bank with $274.1 million in assets serving consumer, small businesses and professionals in the Albemarle area of North Carolina.

The Agreement provides for the common shareholders of South Street to elect to receive cash in an amount of $8.85 per share or between 0.6000 and 0.6941 shares of BNC common stock, depending on the closing price of BNC common stock prior to closing of the merger, for an aggregate deal value for common shareholders of approximately $23.7 million, based on the closing price of BNC common stock on December 17, 2013. Eighty percent of the total consideration received by the South Street common shareholders will be BNC voting common stock and the remainder will be cash. As a result of the transaction, BNC will acquire two branches in Albemarle, North Carolina and one each in Locust and Oakboro, North Carolina as well as $195.5 million in loans and $238.1 million in deposits. Upon closing, BNC will have approximately $865 million in loans and $725 million in deposits in the Charlotte MSA.

“Home Savings Bank enjoys a long rich successful history of service to Stanly and surrounding counties. Ron Swanner, the Board of Directors, and employees have been tremendous supporters of the families and small businesses while creating value for their shareholders. Our companies share the same core values of trust and service that are critical to operating a successful, vibrant organization. We look forward to the opportunity to bring a wide range of financial services to the customers and citizens of Albemarle, Oakboro and Locust,” said Rick Callicutt, President and CEO of BNC Bancorp and BNC.

Commenting on the merger, Ron Swanner, Chairman and Chief Executive Officer of South Street and Home Savings Bank, stated: “We are pleased to be joining with BNC and the Bank of North Carolina. We believe the merger will provide significant value to our shareholders and as they are one of the best managed, most profitable and fastest growing banks in the southeast. Our customers and the communities we serve will also benefit from the broader range of products and services offered by the Bank of North Carolina and their convenient branch network throughout the Carolinas. We are also pleased that our employees will be joining a larger company with more opportunities for advancement.”

Closing of the merger, which is subject to regulatory approval, customary closing conditions and the approval of South Street shareholders, is expected to occur in the second quarter of 2014. Further information on the financial metrics and strategic rationale of this transaction are included in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) by BNC Bancorp.

For the merger, BNC Bancorp and its subsidiary, Bank of North Carolina, were advised by Banks Street Partners, LLC, as financial advisor and Womble Carlyle Sandridge & Rice, LLP as legal advisor, both in Atlanta. South Street was advised in this transaction by Raymond James & Associates, Inc. as financial advisor and Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as legal advisor.

Forward Looking Statements

The press release contains forward-looking statements relating to the financial condition and business of BNC and its subsidiary, Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the merger: (i) ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by South Street shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Greensboro-High Point and Charlotte MSAs; (iii) greater than expected costs or difficulties related to the integration of Home Savings; (iv) unexpected deposit attrition, customer loss or revenue loss following the merger with South Street, and (v) the failure to retain or hire key personnel. Additional factors affecting BNC and Bank of North Carolina are discussed in BNC's filings with the SEC, including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC's SEC filings at www.sec.gov. BNC does not undertake a duty to update any forward-looking statements made in this press release.

Additional Information

In connection with the proposed merger, BNC Bancorp will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of South Street and a Prospectus of BNC Bancorp, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed by BNC Bancorp with the SEC may be obtained on the BNC Bancorp website at www.bncbancorp.com.

BNC Bancorp and South Street and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from South Street’s shareholders in connection with this transaction. Information about the directors and executive officers of BNC Bancorp and South Street and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statement/Prospectus. Information about BNC Bancorp’s executive officers and directors can be found in BNC Bancorp’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

About BNC Bancorp and Bank of North Carolina

BNC Bancorp is the parent company of Bank of North Carolina, an approximately $3.2 billion-asset commercial bank.  Bank of North Carolina provides banking and financial services to individuals and businesses through its 39 full-service banking offices in North and South Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

About South Street

South Street is headquartered in Albemarle, N.C. Through Home Savings Bank, South Street provides a full range of banking services to customers in Stanly County, N.C. and the surrounding counties. Its philosophy is to serve the customers in its communities as a local community bank and to meet their home mortgage, small business and personal retail banking needs. For more information, visit www.homesavingsbank.org.